Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.3 shall have the meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2022, as amended, and, if not defined in the Form 8-K, the definitive proxy statement/prospectus/information statement filed by BCAC with the Securities and Exchange Commission (the “SEC”) on June 30, 2022 (the “Proxy Statement”).

Unless the context otherwise requires, all references to (i) the “Combined Company” refer to the entity formerly known as Brookline Capital Acquisition Corp., which is now named Apexigen, Inc. after giving effect to the Business Combination; (ii) “Legacy Apexigen” refer to the entity formerly known as Apexigen, Inc., which is now named Apexigen America, Inc. after giving effect to the Business Combination; and (iii) “BCAC” refer to Brookline Capital Acquisition Corp. prior to giving effect to the Business Combination.

The Combined Company is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Merger and other events contemplated by the Business Combination Agreement. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of BCAC and Legacy Apexigen, adjusted to give effect to the Merger and other events contemplated by the Business Combination Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (“Article 11 of Regulation S-X”).

The unaudited pro forma condensed combined financial statements give effect to the Merger and other events contemplated by the Business Combination Agreement as described in this Form 8-K. The unaudited pro forma condensed combined balance sheet as of June 30, 2022 combines the historical unaudited condensed balance sheet of Legacy Apexigen with the historical unaudited condensed balance sheet of BCAC on a pro forma basis as if the Merger and the other events contemplated by the Business Combination Agreement, summarized below, had been consummated on June 30, 2022. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 combines the historical unaudited condensed statement of operations of Legacy Apexigen for the six months ended June 30, 2022 and the historical unaudited condensed statement of operations of BCAC for the six months ended June 30, 2022, giving effect to the transaction as if the Merger and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the historical audited statement of operations of BCAC for the year ended December 31, 2021, with the historical audited statement of operations of Legacy Apexigen for the year ended December 31, 2021, giving effect to the transaction as if the Merger and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2021.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only and are not necessarily indicative of what the Combined Company’s condensed financial position or results of operations actually would have been had the Business Combination been consummated prior to June 30, 2022, nor are they necessarily indicative of future results of operations. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the Combined Company.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•	audited historical financial statements of BCAC for the year ended December 31, 2021 included in the Proxy Statement and incorporated by reference;

•

unaudited historical condensed financial statements of BCAC as of and for the six months ended June 30, 2022 included in Apexigen, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 18, 2022 and incorporated by reference;

•	audited historical financial statements of Legacy Apexigen for the year ended December 31, 2021 included in the Proxy Statement and incorporated by reference;

•

unaudited historical condensed financial statements of Legacy Apexigen as of and for the six months ended June 30, 2022 included as Exhibit 99.1 to this Amendment No. 1 to Current Report on Form 8-K/A and are incorporated herein by reference; and

•

other information relating to BCAC and Apexigen included in the Proxy Statement and incorporated by reference, including the Business Combination Agreement and the description of certain terms thereof and the financial and operational condition of BCAC and Apexigen (see “Proposal No. 1—The Business Combination Agreement,” “BCAC Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Apexigen Management’s Discussion and Analysis of Financial Condition and Results of Operations”).

Description of the Merger

Pursuant to the Business Combination Agreement, Merger Sub merged with and into Legacy Apexigen, with Legacy Apexigen surviving the Merger and thereby becoming a wholly owned subsidiary of BCAC. In connection with the Merger, Legacy Apexigen was renamed “Apexigen America, Inc.” and BCAC was renamed as “Apexigen, Inc.” (hereafter referred to as Apexigen). The Merger consideration paid to the Legacy Apexigen equity holders at the Closing pursuant to the Business Combination Agreement has deemed to have a value of $205 million, assuming a deemed value of $10.00 per BCAC common share. Upon the consummation of the Merger, each share of Legacy Apexigen capital stock was converted into the right to receive shares of Combined Company common stock. Each share of Legacy Apexigen capital stock received a deemed value of $9.76 per share, assuming a deemed value of $10.00 per BCAC common share, after giving effect to the exchange ratio of 0.102448 (the “Exchange Ratio”).

Following the Merger and related events, 18,151,571 shares of Combined Company common stock were issued to Legacy Apexigen’s equity holders and are outstanding, 1,452,000 shares of Combined Company common stock and 726,000 Public Warrants were issued and are outstanding related to the PIPE Units, 2,875,000 Public Warrants remain issued and outstanding, 123,500 Private Warrants remain issued and outstanding, 150,000 shares of Combined Company common stock were issued to Lincoln Park as consideration under the Lincoln Park Purchase Agreement and are outstanding, Combined Company Warrants related to the exchange of a Legacy Apexigen Warrant and exercisable for 4,321 shares of Combined Company common stock is outstanding, and Combined Company Options related to the exchange of Legacy Apexigen Options and exercisable for 3,415,868 of Combined Company common stock are outstanding. Following the Merger and related events, 442,985 shares of Combined Company common stock held by BCAC stockholders prior to the Closing remain issued and outstanding. Following the Merger and related events, 1,190,979 shares of Combined Company held by the Sponsor, comprised of Founder Shares and BCAC Common Stock issued in the Private Placement, remain issued and outstanding. Following the Merger and related events, 57,500 shares of Combined Company common stock held by the BCAC IPO Underwriter and Certain of Its Employees remain issued and outstanding.

The following transactions constituting the Merger took place as contemplated by the Business Combination Agreement:

•	the Merger of Merger Sub, the wholly owned subsidiary of BCAC, with and into Legacy Apexigen, with Legacy Apexigen as the surviving company;

•

the cancellation of each issued and outstanding share of Legacy Apexigen’s capital stock (including shares of Apexigen capital stock resulting from the conversion of Legacy Apexigen’s preferred stock or the exercise of Legacy Apexigen Options or Legacy Apexigen Warrants) and the conversion into the right to receive a number of shares of Combined Company common stock based on the Exchange Ratio;

•

the conversion on a net-exercise basis of one Legacy Apexigen Warrant (the “Convertible Warrant”), pursuant to its terms, immediately prior to the Closing into shares of Combined Company common stock based on the Exchange Ratio;

•

the exchange of an outstanding Legacy Apexigen Warrant (other than the Convertible Warrant) into a warrant exercisable for shares of Combined Company common stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Exchange Ratio; and

•

the exchange of all outstanding vested and unvested Legacy Apexigen Options into Combined Company Options exercisable for shares of Combined Company common stock with the same terms. except for the number of shares exercisable and the exercise price, each of which was adjusted using the Exchange Ratio.

Other Related Events in Connection with the Merger

Other related events that are contemplated to take place in connection with the Merger are summarized below:

•

PIPE Investment: Issuance and sale of 1,452,000 PIPE Units at a purchase price of $10.00 per unit pursuant to the PIPE Investment. The PIPE Investors purchased units, each of which includes one share of Combined Company common stock and one-half of one warrant to purchase a share of Combined Company common stock. The PIPE Investment resulted in the issuance of 1,452,000 shares of Combined Company common stock and 726,000 PIPE Warrants. In addition, shortly after the Closing Apexigen anticipates issuing and selling 50,000 additional PIPE Units for proceeds of $500,000. These additional PIPE Units have not been reflected in the pro forma.

•

Lincoln Park Purchase Arrangement: BCAC, Legacy Apexigen and Lincoln Park entered into a purchase agreement pursuant to which the Combined Company may direct Lincoln Park to purchase up to $50.0 million of Combined Company common stock from time to time over a 24-month period following the Closing, subject to certain limitations contained in the Lincoln Park Purchase Agreement. At the Closing, the Combined Company issued 150,000 shares of Combined Company common stock to Lincoln Park. 90 days after the Closing, the Combined Company is obligated to issue $1.5 million of shares of Combined Company common stock to Lincoln Park at a price per share equal to the arithmetic average of the closing sale price for Combined Company common stock during the 10 consecutive business days immediately preceding the share delivery date, not to exceed 500,000 shares.

•	Forfeited Sponsor Shares: In connection with the Closing, the Sponsor forfeited 436,021 shares of common stock.

•

BCAC Stockholder Redemptions: On April 26, 2022, BCAC held a special meeting of its stockholders. BCAC stockholders approved a proposal to amend BCAC’s Amended and Restated Certificate of Incorporation to extend the date by which BCAC must consummate a business combination transaction from May 2, 2022 on a monthly basis up to November 2, 2022. In connection with this special meeting, BCAC Public Stockholders elected to redeem 688,408 shares of common stock for total redemption proceeds of $7.0 million (the “April Partial Redemption”). The April Partial Redemption is reflected in the unaudited historical condensed financial statements of BCAC as of June 30, 2022. In addition, BCAC Public Stockholders elected to redeem 4,618,607 additional shares of Combined Company common stock for $47.2 million upon the Merger Closing (the “Closing Redemption”). These redemptions have been reflected below.

•

Sponsor Extension Note: In May and June 2022, BCAC issued non-convertible unsecured promissory notes in the principal amount of $0.5 million to the Sponsor (“Extension Notes”) in exchange for funds that were deposited into the Trust Account. The Extension Notes were issued in connection with the approval of the Amendment to BCAC’s Amended and Restated Certificate of Incorporation and extension (the “Extension”) of the date by which the Company was required to consummate a business combination transaction from May 2, 2022 (the date which was 15 months from the closing date of the Company’s initial public offering of units) and constitute monthly contributions. The Sponsor was repaid in cash upon the Merger Closing. These transactions have been reflected below.

•

Sponsor Working Capital Note: On May 2, 2022, BCAC issued an additional convertible unsecured promissory note (the “Working Capital Note”) in the principal amount of $0.4 million to the Sponsor. The Working Capital Note was issued to provide BCAC with additional working capital during the Extension and will not be deposited into the Trust Account. BCAC issued the Working Capital Note in consideration for a loan from the Sponsor to fund BCAC’s working capital requirements. As of the Closing Date, approximately $0.4 million was drawn and approximately $65,000 was not drawn of the Working Capital Note principal amount. The Working Capital Note was settled in cash upon the Merger closing.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of Combined Company upon consummation of the Merger in accordance with GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Merger occurred on the dates indicated. Any net cash proceeds remaining after the consummation of the Merger and the other related events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Combined Company following the completion of the Merger. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. BCAC and Legacy Apexigen did not have any historical relationship prior to the discussion of the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Pursuant to its certificate of incorporation and as contemplated by the Business Combination Agreement, BCAC provided the holders of BCAC Common Stock the opportunity to redeem the outstanding shares of BCAC Common Stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the transactions (including interest earned on the funds held in the Trust Account, net of taxes). The per share redemption amount was approximately $10.10 in the April Partial Redemption and was approximately $10.22 in the Closing Redemption.

The following table presents the selected pro forma information after giving effect to the Merger and other events contemplated by the Business Combination Agreement and the April Partial redemption. This scenario includes the April Partial Redemption and the Closing Redemption, following which 442,985 shares of BCAC Common Stock remain outstanding after the completion of the Merger. The following summarizes the pro forma shares of the Combined Company common stock issued and outstanding immediately after the Merger:

	Shares	%
BCAC Public Stockholders (1)	442,985	2.1%
Sponsor (2)	1,190,979	5.6%
BCAC IPO Underwriter and Certain of Its Employees (3)	57,500	0.2%
Legacy Apexigen equity holders (4)	18,151,571	84.6%
PIPE Investors (5)	1,452,000	6.8%
Lincoln Park (6)	150,000	0.7%

Combined Company common stock outstanding at Merger Closing	21,445,035	100.0%

(1)

Amount reflects the April Partial Redemption and the Closing Redemption. Amount excludes 2,875,000 outstanding Public Warrants issued in connection with the BCAC IPO as such securities are not exercisable until August 28, 2022, the date that is 30 days after the Merger Closing.

(2)

The Sponsor holds 1,190,979 shares of BCAC Common Stock, comprised of 1,380,000 Founder Shares and 247,000 shares of BCAC Common Stock issued as constituent securities of the units issued in the Private Placement, net of 436,021 shares forfeited by the Sponsor upon the Closing. This amount excludes 123,500 Private Warrants.

(3)	BCAC Underwriter and Certain of Its Employees hold 57,500 shares of BCAC Common Stock.
(4)

Amount excludes Combined Company options and warrants exercisable for 3,415,868 and 4,321 shares of Combined Company common stock, respectively, that were issued on conversion of equivalent Legacy Apexigen Options and Legacy Apexigen Warrants with the same terms and conditions, except for adjustment for the Exchange Ratio.

(5)

The PIPE Investors purchased units each of which includes one share of Combined Company common stock and one-half of one warrant to purchase Combined Company common stock (each such warrant, a “PIPE Warrant”) for $10.00 per unit at the Closing. This amount includes 1,452,000 shares of Combined Company common stock issued to the PIPE investors and excludes 726,000 PIPE warrants issued to the PIPE Investors.

(6)

This amount includes 150,000 shares of Combined Company common stock issued to Lincoln Park associated with the financing arrangement upon the Closing and excludes the $1.5 million commitment to issue additional shares of Combined Company common stock, not to exceed 500,000 shares, to Lincoln Park 90 days after the Closing, as well as any draws on the Lincoln Park line.

Expected Accounting Treatment for the Merger

The Merger is accounted for as a reverse recapitalization in accordance with GAAP because Legacy Apexigen has been determined to be the accounting acquirer. Under this method of accounting, BCAC, which is the legal acquirer, is treated as the accounting acquiree for financial reporting purposes and Legacy Apexigen, which is the legal acquiree, is treated as the accounting acquirer. Accordingly, the consolidated assets, liabilities and results of operations of Legacy Apexigen have become the historical financial statements of the Combined Company, and BCAC’s assets, liabilities and results of operations have been consolidated with Legacy Apexigen’s beginning on the acquisition date. For accounting purposes, the financial statements of the Combined Company represent a continuation of the financial statements of Legacy Apexigen with the Merger being treated as the equivalent of Legacy Apexigen issuing stock for the net assets of BCAC, accompanied by a recapitalization. The net assets of BCAC are stated at historical costs and no goodwill or other intangible assets have been recorded. Operations prior to the Merger will be presented as those of Apexigen in future reports of the Combined Company.

Legacy Apexigen was determined to be the accounting acquirer presented based on evaluation of the following facts and circumstances:

•	Legacy Apexigen stockholders comprise a majority of approximately 85% of the voting power of the Combined Company;

•	Legacy Apexigen had the ability to nominate a majority of the members of the board of directors of the Combined Company;

•	Legacy Apexigen’s operations prior to the acquisition comprise the only ongoing operations of Combined Company;

•	Legacy Apexigen’s senior management comprise the senior management of Combined Company;

•	The Combined Company has assumed the Apexigen name;

•	The ongoing operations of Legacy Apexigen have become the operations of the Combined Company; and

•	Legacy Apexigen’s headquarters have become the Combined Company’s headquarters.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Merger occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Combined Company following the completion of the Merger. The unaudited pro forma adjustments represent management’s estimates based on information available as of the dates of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2022

(in thousands)

	BCAC (Historical)	Apexigen (Historical)	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$77	$11,644	$51,704	A	$21,722
			14,520	B
			(3,852)	C
			(4,294)	CC
			(47,214)	E
			(863)	J
Short-term investments	—	9,981	—		9,981
Deferred issuance costs, current	—	—	1,525	I	1,525
Prepaid expenses and other current assets	43	3,378	(2,241)	C	1,130
			(50)	I

Total current assets	120	25,003	9,235		34,358
Property and equipment, net	—	190	—		190
Right-of-use assets	—	294	—		294
Investments held in Trust Account	51,704	—	(51,704)	A	—
Deferred issuance costs, non-current	—	—	1,525	I	1,525
Other assets	—	331	—		331

Total assets	$51,824	$25,818	$(40,944)		$36,698

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$133	$7,704	$(1,337)	C	$6,442
			(58)	CC
Accrued expenses	3,639	7,497	1,500	I	9,075
			(245)	C
			(3,316)	CC
Accrued expenses – related party	181	—	(171)	CC	10
Deferred revenue	—	4,601	—		4,601
Lease liabilities, current portion	—	312	—		312
Nonconvertible promissory note	501	—	(501)	J	—
Convertible promissory note	362	—	(362)	J	—

Total current liabilities	4,816	20,114	(4,490)		20,440
Derivative warrant liabilities	14	—	—		14

Total liabilities	4,830	20,114	(4,490)		20,454

Convertible preferred stock	—	158,707	(158,707)	G	—
Common stock subject to possible redemption	51,621	—	(51,621)	D	—
Stockholders’ equity (deficit):
Combined Company common stock	—	—	1	B	2
			—	D
			1	G
Apexigen common stock	—	31	(31)	H	—
Additional paid-in capital	—	8,853	14,519	B	178,129
			(4,511)	C
			51,621	D
			(47,214)	E
			(5,376)	F
			158,706	G
			31	H
			1,500	I
Accumulated other comprehensive income	—	(17)	—		(17)
Accumulated deficit	(4,627)	(161,870)	5,376	F	(161,870)
			(749)	CC

Total stockholders’ equity (deficit)	(4,627)	(153,003)	173,874		16,244

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$51,824	$25,818	$40,944		$36,698

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Six Months Ended June 30, 2022

(in thousands, except share and per share amounts)

	BCAC (Historical)	Apexigen (Historical)	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Operating expenses:
Research and development	$—	$13,113	$—		$13,113
General and administrative	4,140	4,124	—		8,264
Administrative expenses - related party	60	—	—		60
Franchise tax expense	37	—	—		37

Total operating expenses	4,237	17,237	—		21,474

Loss from operations	(4,237)	(17,237)	—		(21,474)

Other income (expense), net
Interest income	—	91	—		91
Change in fair value of derivative warrant liabilities	41	—	—		41
Net gain from investments held in Trust Account	73	—	(73)	K	—
Interest expense	(8)	—	—		(8)

Total other income (expense) net	106	91	(73)		124

Loss before provision for income taxes	(4,131)	(17,146)	(73)		(21,350)

Net loss	$(4,131)	$(17,146)	$(73)		$(21,350)

Comprehensive loss:
Net loss	$(4,131)	$(17,146)	$(73)		$(21,448)
Other comprehensive loss
Unrealized loss on marketable securities	—	(13)	—		(13)

Comprehensive loss	$(4,131)	$(17,159)	$(73)		$(21,363)

Weighted average shares outstanding - Combined Company common stock - basic and diluted	—	—	—	L	21,381,179
Basic and diluted net loss per share - Combined Company common stock	—	—	—	L	$(1.00)
Weighted average shares outstanding - Apexigen common stock - basic and diluted	—	31,425,054	—		—
Basic and diluted net loss per share – Apexigen common stock	—	$(0.55)	—		—
Weighted average shares outstanding - BCAC redeemable common stock – basic and diluted	5,498,978	—	—		—
Basic and diluted net loss per share, BCAC redeemable common stock	$(0.57)	—	—		—
Weighted average shares outstanding - BCAC non-redeemable common stock – basic and diluted	1,684,500	—	—		—
Basic and diluted net loss per share, non-redeemable common stock	$(0.57)	—	—		—

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Year Ended December 31, 2021

(in thousands, except share and per share amounts)

	BCAC (Historical)	Apexigen (Historical)	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Operating expenses:
Research and development	$—	$21,664	$—		$21,664
General and administrative	411	7,293	4,294	M	11,998
Administrative expenses - related party	110	—	—		110
Franchise tax expense	82	—	—		82

Total operating expenses	603	28,957	4,294		33,854

Loss from operations	(603)	(28,957)	(4,294)		(33,854)

Other income (expense), net
Interest income	—	41	—		41
Change in fair value of derivative warrant liabilities	110	—	—		110
Offering costs allocated to private warrants	(1)	—	—		(1)
Net gain (loss) from investments held in Trust Account	10	—	(10)	N	—

Total other income (expense) net	119	41	(10)		150

Loss before provision for income taxes	(484)	(28,916)	(4,304)		(33,704)

Net loss	$(484)	$(28,916)	$(4,304)		(33,704)

Comprehensive loss:
Net loss	$(484)	$(28,916)	$(4,304)		$(33,704)
Other comprehensive loss
Unrealized loss on marketable securities	—	(7)	—		(7)

Comprehensive loss	$(484)	$(28,923)	$(4,304)		$(33,711)

Weighted average shares outstanding - Combined Company common stock - basic and diluted	—	—	—	O	21,327,494
Basic and diluted net loss per share - Combined Company common stock	—	—	—	O	$(1.58)
Weighted average shares outstanding of Apexigen common stock - basic and diluted	—	30,901,032	—		—
Basic and diluted net loss per share – Apexigen common stock	—	$(0.94)	—		—
Weighted average shares outstanding - BCAC redeemable common stock – basic and diluted	5,245,890	—	—		—
Basic and diluted net loss per share, BCAC redeemable common stock	$(0.07)	—	—		—
Weighted average shares outstanding - BCAC non-redeemable common stock – basic and diluted	1,646,407	—	—		—
Basic and diluted net loss per share, BCAC non-redeemable common stock	$(0.07)	—	—		—

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, BCAC, which is the legal acquirer, has been treated as the accounting acquiree for financial reporting purposes and Legacy Apexigen, which is the legal acquiree, has been treated as the accounting acquirer.

The unaudited pro forma condensed combined financial statements are prepared in accordance with Article 11 of SEC Regulation S-X, as amended January 1, 2021. The historical financial information of BCAC and Legacy Apexigen is presented in accordance with U.S. GAAP. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The unaudited pro forma adjustments represent management’s estimates based on information available as of the dates of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the completion of the Business Combination and related transactions are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available. Therefore, it is possible that the actual adjustments will differ from the pro forma adjustments and that the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. They should be read in conjunction with the historical financial statements and notes thereto of BCAC and Legacy Apexigen.

2. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Operations

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2022

(A)

Reflects the liquidation and reclassification of $51.7 million of investments held in the Trust Account to cash and cash equivalents that becomes available for general use by Combined Company following the Closing.

(B)

Reflects the gross proceeds of $14.5 million from the issuance and sale of 1,452,000 units to PIPE investors at $10.00 per unit that are comprised of the issuance of 1,452,000 shares of Combined Company common stock and the issuance of 726,000 PIPE Warrants.

(C)

Reflects the direct and incremental cash transaction costs incurred by Legacy Apexigen related to the Merger of approximately $4.5 million for financial advisory, legal, accounting and other fees reflected in the unaudited pro forma condensed combined balance sheet. Legacy Apexigen has reflected the direct and incremental transaction costs related to the Merger as a reduction to the Combined Company’s additional paid-in capital. As of June 30, 2022, Legacy Apexigen had deferred incremental transaction costs incurred of $2.2 million, of which $1.3 million was unpaid in accounts payable and $0.2 million was unpaid in accrued expenses.

(CC)

Reflects the direct and incremental cash transaction costs incurred by BCAC related to the Merger of approximately $4.3 million reflected in the unaudited pro forma condensed combined balance sheet. As of June 30, 2022, BCAC had incurred and expensed $3.5 million, of which $0.1 million was unpaid in accounts payable, $3.3 million was unpaid in accrued expenses, $0.1 million was unpaid in accrued liabilities - related party, and $0.8 million was reflected as additional accumulated deficit.

(D)

Reflects the reclassification of the remaining BCAC Common Stock subject to possible redemption to permanent equity before the Closing Redemption and reclassification of the remaining 442,985 shares of BCAC Common Stock into shares of Combined Company Common Stock on a one-to-one-basis.

(E)

Reflects the Closing Redemption, i.e., the redemption of an additional 4,618,607 shares of Combined Company common stock for $47.2 million, allocated to the Combined Company common stock and additional paid-in-capital using par value of $0.001 per share at the redemption price of approximately $10.22 per share.

(F)

Reflects the elimination of BCAC’s historical retained earnings of $5.3 million and BCAC direct and incremental transaction costs incurred and expensed through the Merger closing of $5.3 million with a corresponding adjustment to additional paid-in capital for the Combined Company in connection with the reverse recapitalization at the closing.

(G)	Reflects the conversion of Legacy Apexigen convertible preferred stock into Combined Company common stock upon the Closing.

(H)

Reflects the difference in par value between Legacy Apexigen common stock of $0.001 value per share and BCAC common stock of $0.0001 per share. The par value of the Combined Company common stock is $0.0001 per share.

(I)

Reflects deferred issuance costs of $3.1 million associated with the Lincoln Park Purchase Agreement that is comprised of the following: 1) $1.5 million that represents the issuance of 150,000 shares of Combined Company common stock at Closing at a deemed price of $10.00 per share, 2) commitment to issue $1.5 million of additional shares of Combined Company common stock ninety 90 days after Closing, subject to a maximum of 500,000 shares, and 3) $50,000 recorded in prepaid and other assets for cash paid to Lincoln Park as of June 30, 2022.

(J)

Reflects the promissory notes received by BCAC of $0.9 million from the Sponsor related to the Extension Notes and Working Capital Note during May and June 2022, which the Combined Company repaid upon the Merger closing.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the three-month period ended June 30, 2022

(K)	Represents the elimination of investment income related to the investments held in the BCAC Trust Account.

(L)

The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the Merger occurred on January 1, 2021, and the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares were outstanding for the entire period presented.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2021

(M)	Reflects $4.3 million of BCAC direct and incremental transaction costs incurred and expensed through the Merger closing.

(N)	Represents the elimination of investment income related to the investments held in the BCAC Trust Account.

(O)

The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the Merger occurred on January 1, 2021, and the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares were outstanding for the entire period presented.

3. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2021. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued relating to the Business Combination and related transactions were outstanding for the entire periods presented. This calculation eliminates the shares redeemed in the April Partial Redemption and the Closing Redemption for the entire period. Basic and diluted earnings per share are the same for each class of common stock because they were entitled to the same liquidation and dividend rights.

The unaudited pro forma condensed combined financial information has been prepared utilizing the following information for the year ended December 31, 2021 and six months ended June 30, 2022 (in thousands, except share and per share data):

	Year Ended December 31, 2021	Six months Ended June 30, 2022
Pro forma net loss	$(33,704)	$(21,350)
Pro forma weighted average shares outstanding, basic and diluted	21,327,494	21,381,179
Pro forma net loss per share, basic and diluted - common stock	$(1.58)	$(1.00)
Pro forma weighted average shares calculation, basic and diluted:
BCAC Public Stockholders	442,985	442,985
Sponsor	1,190,979	1,190,979
BCAC IPO Underwriter and Certain of Its Employees	57,500	57,500
Former Apexigen equity holders	18,034,030	18,087,715
PIPE Investors	1,452,000	1,452,000
Lincoln Park	150,000	150,000

	21,327,494	21,381,179

The following outstanding shares of Combined Company common stock equivalents were excluded from the computation of pro forma diluted net loss per share presented because including them would have had an anti-dilutive effect for the year ended December 31, 2021 and for the six months ended June 30, 2022:

Public Warrants (former BCAC)	2,875,000
PIPE Warrants (PIPE Issuance)	726,000
Private Warrants (former BCAC)	123,500
Stock Options (Legacy Apexigen)	3,415,868
Warrants (Legacy Apexigen)	4,321

7,144,689